Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Timothy C. Collins, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Cornerstone Core Properties REIT, Inc. on Form 10-K for the twelve month period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Cornerstone Core Properties REIT, Inc.

/s/ Kent Eikanas
Date: March 29, 2013	Kent Eikanas
(Principal Executive Officer)

/s/ Timothy C. Collins
Date: March 29, 2013	Timothy C. Collins
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)